Exhibit 99.3

i-80 Gold Announces Pricing of Prospectus Offering

This news release constitutes a "designated news release" for the purposes of the Company's prospectus supplement dated August 12, 2024, to its short form base shelf prospectus dated June 21, 2024.

Reno, Nevada, January 16, 2025 - i-80 GOLD CORP. (TSX:IAU) (NYSE:IAUX) ("i-80 Gold", or the "Company") is pleased to announce that, in connection with its previously announced prospectus offering of common shares of the Company (the “Shares”) for aggregate gross proceeds of US$10,000,000 (the “Offering”), it has set the pricing of the Shares to be offered at C$0.80 (the “Offering Price”).

The Company anticipates using the net proceeds of the Offering for the development of the Company’s projects in Nevada, and for working capital and general corporate purposes, as i-80 Gold works towards completion of the second phase of its recapitalization plan targeted for on or about March 31, 2025.

The Offering will be made pursuant to a prospectus supplement to the Company's short form base shelf prospectus filed on June 21, 2024 (the "Shelf Prospectus"), which prospectus supplement will be prepared and filed by the Company with the securities regulatory authorities in each of the provinces and territories of Canada other than Québec prior to the closing of the Offering, and will be filed with the U.S. Securities and Exchange Commission pursuant to the Company's U.S. registration statement on Form F-10 (Registration No. 333-279567), which includes the Shelf Prospectus and was declared effective by the United States Securities and Exchange Commission on June 25, 2024.

The consummation of the Offering remains subject to the receipt of regulatory approvals, including the approval of the Toronto Stock Exchange (the "TSX") and the NYSE American, and other customary closing conditions. No commission or finder's fee will be paid in connection with the Offering.

Potential investors should read the Canadian Shelf Prospectus Supplement, the U.S. Shelf Prospectus, and the prospectus supplements that will be filed with the securities commissions of the provinces and territories of Canada and the SEC for more complete information about i-80 and the offering. Canadian Shelf Prospectus Supplement and the prospectus supplement (when filed) can be found on i-80’s profile on SEDAR+ at www.sedarplus.ca and copies of the U.S. Shelf Prospectus and prospectus supplement (when filed) can be found on i-80’s profile on EDGAR at www.sec.gov. Printed or electronic copies of these documents may be requested by contacting i-80 Gold’s Corporate Secretary, Jacklynn Hunt via email at jhunt@i80gold.com or by phone at 1-866-525-6450.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such jurisdiction.

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company with the third largest gold mineral resources in the state of Nevada. The recapitalization plan underway is designed to unlock the value of the Company’s high-grade gold deposits to create a Nevada mid-tier gold producer. i-80 Gold’s common shares are listed on the TSX and the NYSE American under the trading symbol IAU:TSX and IAUX:NYSE. Further information about i-80 Gold’s portfolio of assets and long-term growth strategy is available at www.i80gold.com or by email at info@i80gold.com.

For further information, please contact:

Richard Young - CEO

Matt Gili - President & COO

Ryan Snow - CFO

Leily Omoumi - VP Corporate Development & Strategy

1.866.525.6450
Info@i80gold.com
www.i80gold.com

FORWARD LOOKING INFORMATION

Certain statements in this release constitute "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws, including but not limited to, statements regarding: the Company's ability to satisfy all closing conditions and close the Offering within the announced timeline and announced gross proceeds; the Company's use of proceeds for the Offering; the Company’s preparation and filing of the prospectus supplement in the announced provinces and territories, and with the U.S. Securities and Exchange Commission by the closing; consummation of the Offering; the Company's ability to obtain the approval of the TSX and the NYSE American; and the Company's other future plans and expectations. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as "may", "would", "could", "will", "intend", "expect", "believe", "plan", "anticipate", "estimate", "scheduled", "forecast", "predict" and other similar terminology, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. These statements reflect the Company's current expectations regarding future events, performance and results and speak only as of the date of this release.

Forward-looking statements and information involve significant risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements or information, including, but not limited to: material adverse changes, unexpected changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; social or labour unrest; changes in commodity prices; and the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations. For a more detailed discussion of such risks and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, refer to i-80's filings with Canadian securities regulators, including the most recent Annual Information Form, available on SEDAR+ at www.sedarplus.ca.